Exhibit 10.8A





RESOLVED  FURTHER:  That, effective June 10,  1997,  Section
2.8 of the Littelfuse Deferred Compensation Plan for Non-Employee Directors be amended to increase the maximum number of shares provided for therein from 30,000 to 60,000 shares to reflect the Stock Dividend.